UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, June 16, 2015

April 27, 2015

To the Stockholders of American Realty Capital Hospitality Trust, Inc.:

I am pleased to invite our stockholders to the 2015 Annual Meeting of Stockholders (“Annual Meeting”) of American Realty Capital Hospitality Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Tuesday, June 16, 2015 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 1 p.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (i) the election of four members to the Board of Directors, (ii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015, and (iii) such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 22, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Boston Financial Data Services, Inc. at 1-855-800-9422.

Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from one of our proxy solicitors, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

i

ii

American Realty Capital Hospitality Trust, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 13, 2014 (our “2014 10-K”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Realty Capital Hospitality Trust, Inc., a Maryland corporation (the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2014 10-K were first mailed to our stockholders on or about April 27, 2015.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on Tuesday, June 16, 2015

This Proxy Statement, the Notice of Annual Meeting and our 2014 10-K are available at:
www.2voteproxy.com/arc.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, June 16, 2015, commencing at 1 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect four directors for one-year terms expiring in 2016, each to serve until his or her successors are duly elected and qualified;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of Common Stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or and postponement or adjournment of the Annual Meeting, is the close of business on April 22, 2015. As of the record date, 18,764,421 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Boston Financial Data Services, Inc. (“Boston Financial”) at 1-855-800-9422. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.2voteproxy.com/arc at any time prior to 11:59 p.m. Eastern Time on June 15, 2015, and follow the instructions provided on the proxy card; or
•	by telephone, by calling 1-800-830-3542 at any time prior to 11:59 p.m. Eastern Time on June 15, 2015, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (i) election of the four directors named in this proxy statement for one-year terms expiring in 2016, each to serve until his or her successors are duly elected and qualified; and (ii) ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by: (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, abstentions and broker non-votes will count toward the presence of a quorum but will have no effect on the proposal. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Boston Financial, Realty Capital Securities, LLC (the “Dealer Manager”) and American National Stock Transfer, LLC (“ANST”) to aid in the solicitation of proxies. Boston Financial will receive a fee of approximately $54,800 and we expect to pay the Dealer Manager and ANST approximately $75,000 for proxy solicitation services provided for us, which includes the reimbursement for certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. See “Certain Relationships and Related Transactions” for a description of the Company’s relationship and transactions with the Dealer Manager and ANST. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Boston Financial. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Boston Financial representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Boston Financial representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Boston Financial, then the Boston Financial representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Boston Financial representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Boston Financial will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Boston Financial immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2014 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to American Realty Capital Hospitality Trust, Inc., 405 Park Avenue, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Boston Financial, our proxy solicitor, at 1-855-800-9422.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2014 10-K or any documents relating to any of our future stockholder meetings, please contact: American Realty Capital Hospitality Trust, Inc., 405 Park Avenue — 14th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: 1-877-373-2522, E-mail: investorservices@americanrealtycap.com, website: www.archospitalityreit.com.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices no later than December 29, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: American Realty Capital Hospitality Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Edward T. Hoganson, Chief Financial Officer, Treasurer and Secretary. For additional information, see “Stockholder Proposals for the 2016 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FOUR DIRECTORS NAMED IN THIS PROXY STATEMENT FOR ONE-YEAR TERMS EXPIRING IN 2016, EACH TO SERVE UNTIL HIS OR HER SUCCESSORS ARE DULY ELECTED AND QUALIFIED; AND (II) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our advisor, American Realty Capital Hospitality Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The charter of the Company (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement in January 2014 of the Company’s ongoing initial public offering (the “Offering”) the number of directors shall never be less than three or greater than ten. The number of directors on the Board is currently fixed at four.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Messrs. William M. Kahane, Robert H. Burns and Stanley R. Perla and Ms. Abby M. Wenzel. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the four nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the Annual Meeting, provided that a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
William M. Kahane	67	Executive Chairman
Stanley R. Perla	71	Lead Independent Director; Audit Committee Chair
Abby M. Wenzel	55	Independent Director
Robert H. Burns	85	Independent Director

Business Experience of Nominees

William M. Kahane

Mr. Kahane has served as an independent director of the Company since February 2014 and was appointed executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of the Company from August 2013 to November 2014. Mr. Kahane has served as the chief executive officer and president of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as an executive officer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane was appointed as a director and as chairman of the board of directors of ARCT V in February 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as chief operating officer, treasurer and secretary of American Realty Capital Global Trust, Inc. (“ARC Global”), the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015 and was appointed executive chairman of the board of directors of ARC Global in February 2015. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“ARC Global II”) in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane has served as a director of Realty Finance Trust, Inc. (“ARC RFT”) since November 2014 and was appointed as chairman in December 2014. Mr. Kahane has served as a director of American Realty Capital-Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of American Realty Capital-Retail Centers of America II, Inc. (“ARC RCA II”) in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane served as chief operating officer and secretary of ARC RCA II and the ARC RCA II advisor from October 2014 to December 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. (“ARC HT III”) in December 2014. Mr. Kahane served as a director of American Realty Capital Properties, Inc. (“ARCP”) from February 2013 to June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. Mr. Kahane has also served as a director of New York REIT, Inc. (“NYRT”) since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012.

Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from its formation in August 2010 until January 2015, when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of Phillips Edison Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Mr. Kahane also has been the interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and Business Development Corporation of America II (“BDCA II”) since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from May 2014 until February 2014.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Nicholas S.

Schorsch while a trustee at American Financial Realty Trust (“AFRT”), from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

We believe that Mr. Kahane’s current and prior experience as a director and/or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Stanley R. Perla

Stanley R. Perla has served as an independent director of the Company since January 2014 and, in December 2014, he was appointed as lead independent director. Mr. Perla has also served as an independent director of ARC Global II since August 2014, as an independent director of American Realty Capital Trust V, Inc. since April 2013 and as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla served as an independent director of ARC DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.

We believe that Mr. Perla’s extensive experience as partner at Ernst & Young LLP, as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as an independent director of ARCT V, ARC Global II and American Real Estate Income Fund and his over 40 years of experience in real estate, make him well qualified to serve as a member of our board of directors.

Abby M. Wenzel

Abby M. Wenzel has served as an independent director of the Company since September 2013. Ms. Wenzel has also served as an independent director of ARC NYCR since March 2014 and as an independent director of ARC Global since March 2012. Ms. Wenzel also served as independent director of ARCT IV from May 2012 until the close of ARCT IV’s merger with ARCP in January 2014, after which point Ms. Wenzel was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office, since April 2009, as a member in the Business Law Department. Since January 2014, Ms. Wenzel has served as co-chair of the Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practices in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University.

We believe that Ms. Wenzel’s previous experience as an independent director of ARCT IV, her current experience as an independent director of ARC Global and ARC NYCR, her experience representing clients in connection with their acquisition, disposition, ownership, use, and financing of real estate, as well as her position as co-chair of the Real Estate Group at Cozen O’Connor make her well qualified to serve on our board of directors.

Robert H. Burns

Robert H. Burns has served as an independent director of the Company in September 2014. Mr. Burns has also served as an independent director of ARC Global II since February 2015 and as an independent director of NYRT since October 2009. He served as an independent director of ARC HT from March 2012 until January 2015, when ARC HT closed its merger with Ventas, Inc., as an independent director of ARCT III from January 2011 to March 2012, as an independent director of ARCT V from January 2013 until September 2014 and as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China.

We believe that Mr. Burns’ current experience as a director of NYRT and ARC Global II, his prior experience as a director of ARCT III, ARCT V, ARCT and ARC HT and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF WILLIAM M. KAHANE, ABBY M. WENZEL, ROBERT H. BURNS AND STANLEY R. PERLA AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE UNTIL THE 2016 ANNUAL STOCKHOLDERS MEETING AND UNTIL HIS OR HER SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no direct employees and have retained the Advisor to manage our day-to-day operations. Our current executive officers are employees of the Advisor. The Advisor is controlled by AR Capital IX, LLC (the “Sponsor”), which is controlled by Mr. Nicholas S. Schorsch, formerly our chairman, and Mr. William M. Kahane, our executive chairman.

The Board of Directors held a total of 22 meetings, including actions taken by written consent, during the year ended December 31, 2014. Our directors and nominees attended approximately 98% of all meetings while they were members of the Board of Directors. All of our directors attended the 2014 annual meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. The Board of Directors has approved the formation of a conflicts committee, and the Company intends to organize a conflicts committee in 2015. The independent directors currently carry out the functions expected to be carried out by the conflicts committee. The Company does not currently have a compensation committee or nominating and corporate governance committee. The independent directors carry out the responsibilities typically associated with compensation committees and nominating and corporate governance committees. Our directors and nominees who are members of the audit committee attended all meetings of the audit committee while they were members.

Leadership Structure of the Board of Directors

William M. Kahane serves as our executive chairman of the Board and Jonathan P. Mehlman serves as our chief executive officer and president. As chief executive officer of the Company and the Advisor, Mr. Mehlman is responsible for our daily operations and implementing our business strategy. The Board believes that its leadership structure, which separates the chairman and chief executive officer roles, is appropriate at this time in light of the inherent differences between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our chairman to focus his time on organizing the work of the Board and presiding over meetings of the Board. The Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.

On December 29, 2014, the Board of Directors appointed Stanley R. Perla as the lead independent director of the Company. The Board of Directors has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence, and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board of Directors’ meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise, and otherwise assumes such responsibilities as may be assigned to him or her by the Board. Consistent with current practices, the Company compensates Mr. Perla for acting as lead independent director.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with the independence of the members of the Board, and reviewing and approving all transactions with parties affiliated with our Advisor or Sponsor and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established our audit committee on September 25, 2013. Our audit committee met seven times, including actions taken by written consent, during the year ended December 31, 2014. The charter of the audit committee is available to any stockholder who requests it c/o American Realty Capital Hospitality Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at www.archospitalityreit.com/corporate-governance.html. Our audit committee consists of Mr. Perla, Ms. Wenzel and Mr. Burns, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Company’s charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Mr. Perla is the chair of our audit committee. The Board has determined that Mr. Perla is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2014 is discussed below under the heading “Audit Committee Report.”

Oversight of Compensation

The Company does not have any direct employees and compensation of directors is set by the independent directors. In carrying out these responsibilities, the Board may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Company’s charter, bylaws and any other applicable laws, rules and regulations. However, the Board does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee. The Board believes that because of the size and composition of the Board, it is more efficient and cost effective for the independent directors to perform the duties of a nominating and corporate governance committee. The independent directors are responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understanding of our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2016 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Board of Directors has approved the formation of a conflicts committee, and the Company intends to organize a conflicts committee in 2015. The independent directors carry out the functions of a conflicts committee, including approving transactions and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The independent directors are responsible for reviewing and approving all material transactions with our Sponsor, Advisor or any parties affiliated with these entities, all purchase or leases of properties from, or sales or leases to these parties, and reviewing and approving all agreements and amendments to agreements between the Company and these parties.

During the year ended December 31, 2014, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Affiliated Transactions Best Practices Policy.” The independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the year ended December 31, 2014.

In order to reduce or eliminate certain potential conflicts of interest, the Company’s charter contains a number of restrictions related to transactions with our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. See “Certain Relationships and Related Transactions — Certain Conflict Resolution Procedures.”

The independent directors determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2014 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions.”

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The Board of Directors has currently set the number of directors at four. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth above and in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Ms. Wenzel, Mr. Burns and Mr. Perla have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in the listing standards of the NASDAQ and under our Charter. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital Hospitality Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Jonathan P. Mehlman, Chief Executive Officer and President. Mr. Mehlman will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no direct employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Jonathan P. Mehlman and Edward T. Hoganson, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, William M. Kahane, Nicholas Radesca and Amy Boyle, each of whom previously served as an executive officer during the year ended December 31, 2014, were also employees of the Advisor and did not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Moreover, we do not reimburse the Advisor and its affiliates that are involved in the management of our operations, including our property manager, American Realty Capital Hospitality Properties, LLC (the “Property Manager”), for salaries, bonuses or benefits to be paid to our executive officers. We also do not reimburse our sub-property manager, Crestline Hotels & Resorts, LLC (the “Sub-Property Manager”), for the wages and salaries and other employee-related expenses of employees other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” for a discussion of fees and expenses payable to the Advisor, the Property Manager, the Sub-Property Manager and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Positions Held
William M. Kahane	67	Executive Chairman
Jonathan P. Mehlman	48	Chief Executive Officer and President
Edward T. Hoganson	47	Chief Financial Officer, Treasurer and Secretary
Stanley R. Perla	71	Lead Independent Director; Audit Committee Chair
Abby M. Wenzel	55	Independent Director
Robert H. Burns	85	Independent Director

William M. Kahane

Please see “Business Experience of Nominees” for biographical information about Mr. Kahane.

Jonathan P. Mehlman

Jonathan P. Mehlman has served as chief executive officer and president of our company, the Advisor and the Property Manager since December 2014. Previously, Mr. Mehlman served as executive vice president and chief investment officer of our company, the Advisor and the Property Manager from their formation in July 2013 until December 2014. Mr. Mehlman has 22 years of experience in the real estate investment banking and capital markets with significant focus in the hospitality sector. Within the real estate industry, Mr. Mehlman has acted as a Mergers and Acquisitions advisor, investment banker and lender and has many years of experience coordinating transaction activity for public and private global hotel brands and U.S. hotel REITs. From August 2012 until January 2013, Mr. Mehlman was co-head of the real estate advisory group at KPMG before joining American Realty Capital in January 2013 as an executive vice president and managing director. From September 2009 through August 2011, Mr. Mehlman was co-head of the lodging and gaming investment banking business for Citadel Securities, an affiliate of The Citadel Group, a Chicago based $13 billion hedge fund. From August 2008 to September 2009, Mr. Mehlman served as head of the real estate advisory group at HSBC. From 2005 to 2008, Mr. Mehlman led the hospitality investment banking effort for Citigroup Global Markets. From 1993 to 2005, he worked at Deutsche Bank Securities and its predecessor company, Bankers Trust Company, in the real estate investment banking group, specializing in the business development and client coverage within the hospitality sector and for real estate private equity sponsors. Mr. Mehlman received his bachelor of art in history of art from the University of Michigan as well as a master in business administration with a focus in real estate and finance from the University of North Carolina.

Edward T. Hoganson

Edward T. Hoganson has served as the chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since December 2014. Mr. Hoganson previously served as executive vice president of our Sub-Property Manager from 2007 to December 2014. Mr. Hoganson was responsible for financial oversight and new business development efforts at our sub-property manager, including management contracts for third-party owners, acquisitions and co-investments. Mr. Hoganson was also responsible for the firm’s asset management programs. Prior to serving as executive vice president for our sub-property manager, Mr. Hoganson was senior vice president of acquisitions for Sunrise Senior Living from 2004 until 2007, and earlier Mr. Hoganson led the asset management efforts for Highland Hospitality Corporation from 2003 until 2004, including during its initial public offering in 2003. Mr. Hoganson has more than 15 years of financial and hospitality industry experience. He began his career with Deloitte & Touche in 1989 and then joined Marriott International where he held various finance positions from 1993 until 1999. Mr. Hoganson earned his undergraduate degree from Yale University, his MBA in finance from the Wharton School at the University of Pennsylvania, and his Masters of Arts in International Relations from the Lauder Institute at the University of Pennsylvania. Mr. Hoganson serves as an affiliate faculty member at George Mason University, lecturing on hospitality finance.

Stanley R. Perla

Please see “— Business Experience of Nominees” for biographical information about Mr. Perla.

Abby M. Wenzel

Please see “— Business Experience of Nominees” for biographical information about Ms. Wenzel.

Robert H. Burns

Please see “— Business Experience of Nominees” for biographical information about Mr. Burns.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

If a director also is our employee or an employee of our Advisor or any of their affiliates or is otherwise not independent, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)	Pursuant to our restricted share plan adopted in December 2013, each independent director receives an automatic grant of 1,333 restricted shares of Common Stock on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of Common Stock on the date of initial election to the board. The restricted shares of Common Stock vest over a five year period following the grant date in increments of 20% per annum.
We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:
2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson receives an additional $500 for personal attendance of all audit committee meetings.

The following table sets forth information regarding compensation of our independent directors during the year ended December 31, 2014:

Name	Fees Paid in Cash ($)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Abby M. Wenzel(1)	73,750	59,885	(4)	—	—	—	—	$133,625
P. Sue Perrotty(2)	40,500	—		—	—	—	—	40,500
Stanley R. Perla	92,416	59,885	(4)	—	—	—	—	152,301
Robert H. Burns	32,500	29,993	(5)	—	—	—	—	62,493

(1)	Ms. Wenzel earned fees in the amount of $2,250, which was not paid until 2014, for services as a director during the year ended December 31, 2013.
(2)	Ms. Perrotty earned fees in the amount of $2,250, which was not paid until 2014, for services as a director during the year ended December 31, 2013. Ms. Perrotty resigned in September 2014.
(3)	Value of restricted stock awards granted during the year ended December 31, 2014 calculated based on $22.50 per share, the proceeds, before expenses, to us of a share of Common Stock sold in the Offering. See “Certain Relationships and Related Transactions — Dealer Manager” for a description of underwriting compensation of the Dealer Manager in connection with the sale of shares of our Common Stock in the Offering. Awards vest over a five-year period. No restricted stock awards were made during 2013.
(4)	Represents 1,333 shares granted on January 7, 2014 and 1,333 shares granted on May 28, 2014.
(5)	Represents 1,333 shares granted on September 12, 2014.

Share-Based Compensation

Restricted Share Plan

In December 2013, the Board of Directors adopted an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of Common Stock to each of the independent directors, without any further action by the Company’s Board of Directors or the stockholders, on the date of initial election to the Board of Directors and on the date of each annual stockholders meeting. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20.0% per annum. The RSP provides the Board of Directors with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company.

As of December 31, 2014, 6,665 shares have been granted under the RSP to independent directors. The total number of shares of common stock granted under the RSP may not exceed 5.0% of the outstanding shares of Common Stock on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). As of December 31, 2014, 493,335 shares were available to be granted under the RSP.

Restricted share awards entitle the recipient to receive shares of Common Stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted share awards are awarded to our directors in private placements, exempt from registration under the Securities Act. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of Common Stock shall be subject to the same restrictions as the underlying restricted shares.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 22, 2015, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
American Realty Capital Hospitality Special Limited Partner, LLC(2)	8,888	*
AR Capital, LLC(2)	22,222	*
William M. Kahane(2)	30,000	*
Jonathan P. Mehlman	5,818	*
Edward T. Hoganson	231	*
Abby M. Wenzel(3)	2,667	*
Stanley R. Perla(4)	3,111	*
Robert H. Burns(5)	1,333	*
All directors and executive officers as a group (six persons)	44,270	*

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022.
(2)	American Realty Capital Hospitality Special Limited Partner, LLC is 100% owned by AR Capital, LLC, which is controlled by Nicholas S. Schorsch and William M. Kahane. Messrs. Schorsch and Kahane may be deemed to be the beneficial owners of Common Stock owned by American Realty Capital Hospitality Special Limited Partner, LLC and AR Capital, LLC.
(3)	Includes 2,667 restricted shares held by Ms. Wenzel which vest over a five-year period following the grant date in increments of 20% per annum.
(4)	Includes 2,667 restricted shares held by Mr. Perla which vest over a five-year period following the grant date in increments of 20% per annum.
(5)	Includes 1,333 restricted shares held by Mr. Burns which vest over a five-year period following the grant date in increments of 20% per annum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We entered into an advisory agreement with the Advisor, whereby the Advisor manages our day to day operations. We pay to the Advisor or its assignees 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee is reflective of services performed by the Advisor in connection with selecting properties for acquisition and shall cover such services until such time as the Advisor has submitted a letter of intent to the seller to purchase such property and presented a detailed investment memorandum to our board of directors for approval.

For purposes of this proxy statement, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated, pursuant to approval by our Board of Directors; in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage or the amount actually paid or allocated, pursuant to approval by our Board of Directors, in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to the Advisor. Once the primary portion of the Offering has closed and substantially all of the proceeds from the primary portion of the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

We reimburse the Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. Additionally, we may reimburse the Advisor for legal expenses it or its affiliates directly perform in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of the contract purchase price of our assets. In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, measured at the end of our acquisition phase, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all our loans or other investments.

Commencing with the filing of our second quarterly financial filing with the SEC, pursuant to the Exchange Act, following the earlier to occur of (i) our acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to the net asset value of our company as determined by our Advisor (“NAV”) divided by the number of shares of our Common Stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our primary offering, applicable commissions and fees. Within 30 days after the end of each calendar quarter (subject to the approval of the Board of Directors), we, as the general partner of American Realty Capital Hospitality Operating Partnership, L.P. (the “Operating Partnership”), pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B Units of the Operating Partnership (“Class B Units”) to the Advisor equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of Common Stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV, to NAV per share. The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on our Common Stock, and these distributions are paid in addition to the incentive fees the Advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Class B Units are subject to forfeiture until such time as: (a) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the “Economic Hurdle”); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the Economic Hurdle described above: (i) a listing of our Common Stock on a national securities exchange; (ii) a transaction to which we or the Operating Partnership shall be a party, as a result of which operating partnership units or our Common Stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the Economic Hurdle has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our Board of Directors before the Economic Hurdle has been met.

As of December 31, 2014, 27,825 Class B Units have been issued to the Advisor in connection with this arrangement and the Advisor has also received the same distributions on these Class B Units as stockholders receive on shares of Common Stock.

We reimburse the Advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse the Advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we do not make operating expense reimbursements for personnel costs to our Advisor in connection with services for which the Advisor already receives acquisition fees, acquisition expenses or real estate commissions. We do not reimburse the Advisor for salaries, bonuses or benefits to be paid to our executive officers.

We also reimburse our Advisor and its affiliates, including subsidiaries of RCAP, for organization and offering expenses up to 2.0% of the gross proceeds from the primary portion of the Offering, which may include reimbursements to our Advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices If the Advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The Advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.

Total acquisition fees and financing coordination fees incurred for the year ended December 31, 2014 were $1.6 million and $0.8 million, respectively. For the year ended December 31, 2014, we incurred from our Advisor and its affiliates, including subsidiaries of RCAP, $3.9 million for offering costs and reimbursements.

In addition, the parent of our Sponsor is party to a services agreement with RCS Advisory Services, LLC (“RCS Advisory”), pursuant to which RCS Advisory and its affiliates provide us and certain other companies sponsored by the parent of our Sponsor with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services among others) on a time and expenses incurred basis or at a flat rate based on services performed. The services covered by this agreement exclude any services provided in connection with a liquidation event or otherwise outside the ordinary course of business, which may be provided pursuant to a separate agreement and fee arrangement. The Company has entered into such agreements. See “— Agreements with RCAP Related to the Acquisition of the Grace Portfolio” and “— Dealer Manager.” We are party to a transfer agency agreement with ANST pursuant to which ANST provides us with transfer agency services (including broker and shareholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent.

The amounts received by RCS Advisory and ANST for services performed on behalf of the Company during 2014 described in the preceding paragraph are included in the $3.9 million of offering costs and reimbursements incurred from our Advisor and its affiliates described above. The $75,000 we expect to pay for proxy solicitation services provided by the Dealer Manager and ANST in connection with this proxy statement are not included in this amount.

The Dealer Manager, RCS Advisory and ANST are wholly owned subsidiaries of RCAP, a public company listed on the New York Stock Exchange which is under common control with the parent of our Sponsor.

In connection with the acquisition of a portfolio of 116 hotel assets (the “Grace Portfolio”), the Company entered into an additional agreement with RCS Advisory which supplements, but does not overlap with, the similar services provided under the agreement with RCS Advisory described above. See “— Agreements with RCAP Related to the Acquisition of the Grace Portfolio.”

Jonathan P. Mehlman is the chief executive officer and president of both our Company and our Advisor. Edward T. Hoganson is the chief financial officer, treasurer and secretary of our Company and our Advisor.

For the ownership interests of the Company’s current and former officers and directors in the parent company of our Advisor, see “— Dealer Manager” below.

Property Manager and Sub-Property Manager

Pursuant to agreements we have entered into with the Property Manager, we pay a property management fee of up to 4.0% of the monthly gross receipts from our hotel properties to the Property Manager. The Property Manager, in turn, pays a portion of the property management fees to the Sub-Property Manager or a third-party sub-property manager, as applicable. As of March 31, 2015, 40 of the hotel assets we have acquired are managed by the Sub-Property Manager and 82 of the hotels assets we have acquired are managed by third-party sub-property managers. Until February 27, 2017, we may, if certain other conditions have been satisfied, replace any third-party sub-property manager with the Sub-Property Manager with respect to certain of these hotels without consent of the lenders under the mortgage debt encumbering such hotels, and we may do so during 2015.

We reimburse the costs and expenses incurred by any sub-property manager, including our Sub-Property Manager, on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of any sub-property manager and certain fees and up to $500,000 in expenses incurred by our Sub-Property Manager in connection with the acquisition of the Grace Portfolio. We do not, however, reimburse any sub-property manager, including our Sub-Property Manager, for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.

We also pay to the Sub-Property Manager an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by the Sub-Property Manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. We may, in the future, pay similar fees to third-party sub-property managers. For these purposes, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

Total property management fees and reimbursements incurred under these arrangements to the Property Manager and the Sub-Property Manager for the year ended December 31, 2014 were $0.3 million and $2.6 million, respectively.

Jonathan P. Mehlman, our chief executive officer and president, is the chief executive officer and president of our Property Manager. Edward T. Hoganson, our chief financial officer, treasurer and secretary, is the chief financial officer, treasurer and secretary of our Property Manager.

The Property Manager is wholly owned by AR Capital, LLC.

The parent of our Sponsor, AR Capital, LLC, acquired 60% of the interests in Crestline Hotels & Resorts, Inc. in August 2013, which was converted into the Sub-Property Manager in connection with the transaction. Also in connection with the transaction that created the Sub-Property Manager, AR Capital, LLC and the sellers agreed that the Company would acquire the interests in six hotel properties (the “Barceló Portfolio”) from the holder of the 40% non-controlling interest in the Sub-Property Manager, which acquisition was completed in March 2014 for a contract purchase price of $106.5 million, exclusive of closing costs, and $3.5 million in deferred payments. The actions of the Sub-Property Manager are overseen by its board of managers, which is comprised of Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell.

For the ownership interests of the Company’s current and former officers and directors in AR Capital, LLC, see “— Dealer Manager” below.

Financing of the Barceló Portfolio

On March 21, 2014, the Company, through indirect wholly owned subsidiaries of its operating partnership, obtained a loan (the “MD/RI Loan”) from German American Capital Corporation (“GACC”) in the amount of $45.5 million, secured by mortgages on the Baltimore Courtyard® by Marriott Hotel and the Providence Courtyard® by Marriott Hotel, two hotels in the Barceló Portfolio. The Operating Partnership, AR Capital, LLC and its individual members, including Messrs. Kahane and Schorsch, have guaranteed (x) any losses that GACC may incur as a result of the occurrence of certain bad acts of the borrowers, operating lessees and/or the Operating Partnership, and (y) the payment of the MD/RI Loan upon the occurrence of certain other significant events, including bankruptcy and transfers in violation of the MD/RI Loan documents. Additionally, the Company, AR Capital, LLC and certain of its individual members, including Messrs. Kahane and Schorsch, have agreed to indemnify GACC against any environmental liability GACC may incur resulting from environmental issues at the Baltimore Courtyard® by Marriott Hotel or the Providence Courtyard® by Marriott Hotel.

We did not, nor are we required or expected to, make any payments to any of these individuals in connection with their making the guarantees described above.

The MD/RI Loan provides for monthly interest payments only with all principal outstanding being due on the maturity date, April 6, 2019. The MD/RI Loan bears interest at a stated fixed rate of 4.30% per annum. During the period from March 21, 2014 to December 31, 2014, the Company incurred $1.6 million of interest expense on account of the MD/RI Loan.

On March 21, 2014, the Company, through the Operating Partnership, executed a promissory note in favor of our Sub-Property Manager in the amount of approximately $1.78 million. The proceeds of this promissory note were used to make certain improvements and upgrades to certain of the hotels in the Barceló Portfolio. The promissory note bore interest at a fixed rate of 4.5% per annum, with interest payable quarterly in arrears until it was repaid in full on April 6, 2015. During the period the promissory note was outstanding, the Company paid $0.1 million in interest on account of the promissory note.

Financing of the Grace Portfolio

On February 27, 2015, the Company closed the acquisition of the Grace Portfolio.

In connection with the agreement the Company entered into on May 23, 2014 to acquire the Grace Portfolio, the Company was required to pay a $50.0 million customary earnest money deposit, which was partially funded by the execution by the Company of a $45.0 million promissory note in favor of CARP, LLC, an entity under common control with the Sponsor. The promissory note was executed on May 27, 2014 and scheduled to mature on May 27, 2015, with interest accruing on the principal amount at a rate of 6.0% per annum commencing on July 1, 2014. As of August 18, 2014, we had repaid the promissory note in full. During the period the promissory note was outstanding, the Company paid $0.2 million in interest to CARP, LLC.

The aggregate purchase price of the Grace Portfolio was approximately $1.8 billion, exclusive of closing costs. The Company funded approximately $903.9 million of the purchase price through the assumption of existing indebtedness collateralized by 96 of the hotels in the Grace Portfolio (the “Assumed Grace Indebtedness”) and approximately $447.1 million of the purchase price was satisfied by the issuance to affiliates of the sellers of the Grace Portfolio of preferred equity interests (the “Grace Preferred Equity Interests”) in two of the Company’s indirect subsidiaries that are indirect owners of the 116 hotels comprising the Grace Portfolio.

The Assumed Grace Indebtedness consists of a mortgage loan agreement with German American Capital Corporation in the amount of $801.1 million, secured by mortgages on 96 of the hotels (the “Assumed Grace Mortgage Loan”), and a mezzanine loan agreement with German American Capital Corporation in the amount of $102.8 million, secured by a pledge of equity in the owners of the 96 hotels collateralizing the Assumed Grace Mortgage Loan (the “Assumed Grace Mezzanine Loan”). The Assumed Grace Mortgage Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Assumed Grace Mortgage Loan has an interest rate of (i) for a LIBOR loan, LIBOR plus 3.11%, or the LIBOR Rate, and (ii) for a prime rate loan, the sum of the “Prime Rate” published in the Wall Street Journal plus the difference (expressed as a number of basis points) between (A) the sum of the LIBOR Rate, minus (B) the Prime Rate. As of February 27, 2015, the date of assumption, the interest rate was 3.28%. The Assumed Grace Mezzanine Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Assumed Grace Mezzanine Loan has an interest rate of: (i) for a LIBOR loan, LIBOR plus 4.77%, and (ii) for prime rate loans, the sum of the Prime Rate, plus the difference (expressed as a number of basis points) between (A) LIBOR plus 4.77%, minus (B) the Prime Rate. As of February 27, 2015, the date of assumption, the interest rate was 4.94%.

The holders of the Grace Preferred Equity Interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. After the earlier to occur of either (i) the repayment of debt the Company has incurred to the owner of the 40% non-controlling interest in the Sub-Property Manager, or (ii) the date the gross amount of proceeds from the Offering received by the Company after the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to the Advisor and its affiliates) exceeds $100.0 million, the Company will be required to use 35% of any proceeds from the Offering to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. The Company will also be required in certain circumstances to apply debt proceeds to redeem the Grace Preferred Equity Interests at par. As of February 27, 2018, the Company will be required to have redeemed 50% of the Grace Preferred Equity Interests, and the Company will be required to redeem 100% of the Grace Preferred Equity Interests remaining outstanding as of the earlier of (i) 90 days following the stated maturity (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019.

The previous guarantors of the Assumed Grace Indebtedness (who are affiliates of the sellers of the Grace Portfolio) remained as guarantors following the closing of the acquisition of the Grace Portfolio solely with respect to certain limited recourse obligations and environmental indemnities under the Assumed Grace Indebtedness, and the Company and the Operating Partnership became additional guarantors with respect to such obligations and indemnities. In order to ensure the previous guarantors would remain in such capacity following the closing of the acquisition of the Grace Portfolio, we also entered into a supplemental guaranty agreement with the previous guarantors, the sellers of the Grace Portfolio and the individual members of AR Capital, LLC, including Messrs. Schorsch and Kahane (the “Individual Guarantors”). This agreement provides that the Company, together with the Operating Partnership and Individual Guarantors, will be jointly and severally liable to reimburse the previous guarantors for any payments they are required to make if their guarantee is called. The supplemental guaranty agreement also provides that, if the previous guarantors have not been released, we will be required to pay a guarantee fee of $8 million per annum which will start accruing August 27, 2016, 18 months following the closing of the acquisition of the Grace Portfolio.

In connection with the issuance of the Grace Preferred Equity Interests, the Company, together with the Operating Partnership and Individual Guarantors, entered into three agreements making guarantees to the sellers and their affiliates or indemnifying the sellers and their affiliates in connection with, among other things, (i) certain liabilities caused by actions of the Company, the two newly-formed Delaware limited liability companies that issued the Grace Preferred Equity Interests, the Individual Guarantors or their affiliates, (ii) the redemption obligations of the two newly-formed Delaware limited liability companies that issued the Grace Preferred Equity Interests under their limited liability company operating agreements, and (iii) certain environmental matters related to the Grace Portfolio. As guarantors under these agreements, the Company, the Operating Partnership and the Individual Guarantors are collectively required to maintain an aggregate net worth (without regard to the properties in the Grace Portfolio and the applicable indebtedness incurred or assumed in connection with the acquisition of the Grace Portfolio) of not less than $250,000,000 and aggregate liquid assets of not less than $20,000,000.

We did not, nor are we required or expected to, make any payments to any of these individuals in connection with their making the guarantees described above.

Agreements with RCAP Related to the Acquisition of the Grace Portfolio

In connection with the acquisition of the Grace Portfolio, we entered into an agreement to pay $1.0 million to RCS Advisory for transaction management services in connection with the acquisition of the Grace Portfolio which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations pursuant to a services agreement with RCS Advisory for services provided to the Company on behalf of the Advisor based on time and expenses incurred.

During the period from January 1, 2014 to February 27, 2015, the date the Company completed the acquisition of the Grace Portfolio, the Company had paid $0.6 million on account of this agreement. The Company will pay an additional $0.1 million under this agreement, after which no further amounts will become due.

We have also entered into an agreement with the investment banking division of our Dealer Manager, to provide strategic and financial advice and assistance in connection with the acquisition of the Grace Portfolio, such as performing financial advisory and analysis services, and due diligence and negotiation of the financial aspects of the acquisition. We will pay a fee equal to 0.25% of the total transaction value for these services.

As of February 27, 2015, the date the Company completed the acquisition of the Grace Portfolio, the Company had not yet paid any amounts on account of this agreement, although the Company expects to pay approximately $4.5 million.

This agreement and amounts due thereunder supplement, but do not overlap with, the similar services that have been, or may be provide, provided under the agreement with the investment banking and capital markets division of the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business and amounts due thereunder, which are described under “— Dealer Manager.”

Our Dealer Manager and RCS Advisory are wholly owned subsidiary of RCAP, which is under common control with the parent of our Sponsor.

Dealer Manager

We entered into a dealer manager agreement with the Dealer Manager in connection with the commencement of the Offering in January 2014. We pay to our Dealer Manager 7% of the gross offering proceeds from the Offering, except that no selling commissions were paid on shares sold under our distribution reinvestment plan. Our Dealer Manager reallows all of the selling commission to participating broker-dealers. Our Dealer Manager is required to repay to the Company any excess amounts received over a 10% cap established by the Financial Industry Regulatory Authority (“FINRA”) with respect to the aggregate underwriting compensation payable in connection with our initial public offering if the offering was abruptly terminated before reaching the maximum amount of offering proceeds, which did not occur. Additionally, we pay to our Dealer Manager a dealer manager fee equal to 3% of the gross offering proceeds of the primary portion of the Offering, although we did not pay a dealer manager fee with respect to sales under our distribution reinvestment plan. Our Dealer Manager is permitted to reallow all or part of the dealer manager fee to participating broker-dealers.

During the year ended December 31, 2014, the Company incurred $24.1 million to our Dealer Manager for commissions and dealer manager fees, of which $16.6 million was paid directly to participating broker-dealers per our Dealer Manager’s instruction and an additional $2.5 million was reallowed to participating broker dealers.

The Company has also entered into an agreement with the investment banking and capital markets division of the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. For the year ended December 31, 2014, the Company paid $0.9 million to the Dealer Manager in connection with this agreement.

In addition, the Company reimburses the Dealer Manager and any selected broker-dealers for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any selected broker-dealer which are supported by a detailed itemized invoice. During the period from January 1, 2014 to December 31, 2014, approximately $160,000 of these reimbursements were paid to SK Research, LLC.

The Dealer Manager and SK Research, LLC are subsidiaries of RCAP, which is under common control with AR Capital, LLC. AR Capital, LLC also indirectly wholly owns our Advisor and our Property Manager and owns 60% of the membership interests in our Sub-Property Manager. AR Capital, LLC is controlled by Nicholas S. Schorsch, formerly the chairman of our Board of Directors, and William M. Kahane, our executive chairman.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through April 22, 2015.

Affiliated Transaction Best Practices Policy

In March 2011, our Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that require that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on September 30, 2013, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, the Company’s charter contains a number of restrictions relating to: (1) transactions we enter into with our Sponsor, our directors, our officers, our Advisor and its affiliates, and certain of our stockholders and (2) certain future offerings. Some of these restrictions are set forth below:

•	We will not purchase or lease properties in which our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our Sponsor, our Advisor, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year; and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
•	We will not accept goods or services from our Advisor or its affiliates or enter into any other transaction with our Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital Hospitality Trust, Inc.:

We have reviewed and discussed with management American Realty Capital Hospitality Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2014.

We have also discussed with American Realty Capital Hospitality Trust, Inc.’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent auditors’ independence with the independent auditors.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital Hospitality Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee
Stanley R. Perla (Chair)
Abby M. Wenzel
Robert H. Burns

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM

Effective February 3, 2014, pursuant to approval of the Company’s audit committee, the Company dismissed Grant Thornton LLP (“Grant Thornton”) and engaged KPMG as its independent registered public accounting firm effective as of that same date. Grant Thornton’s reports on the financial statements of the Company as of August 7, 2013 and the financial statements of the Company’s predecessor portfolio did not contain any adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company’s dismissal of Grant Thornton was not the result of any disagreements with Grant Thornton. There were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

In addition to serving as the Company’s independent registered public accounting firm for the year ended December 31, 2014, KPMG also conducted new audits of our consolidated financial statements for the period from July 25, 2013 (date of inception) to December 31, 2013.

The audit committee is requesting that the Company’s stockholders ratify the audit committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015. Although ratification by stockholders is not required by law or by our Bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors. KPMG reports directly to our audit committee.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG for and during the year ended December 31, 2014 were as follows:

Audit Fees

Audit fees billed by KPMG for the year ended December 31, 2014 and the period from July 25, 2013 (date of inception) to December 31, 2013 were $382,500 and $140,000, respectively. The fees were for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly reports and consents on the Company’s amendments to Form S-11.

Audit Related Fees

There were no audit related fees for the period from July 25, 2013 (date of inception) to December 31, 2014.

Tax Fees

There were no tax fees billed for the period from July 25, 2013 (date of inception) to December 31, 2014.

All Other Fees

There were no other fees billed for the period from July 25, 2013 (date of inception) to December 31, 2014.

Pre-Approval

All services rendered by Grant Thornton and KPMG were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of December 31, 2014, our Common Stock was not registered pursuant to Section 12 of the Exchange Act of 1934. Our directors, executive officers and the holders of more than 10% of our Common Stock are not subject to Section 16(a) of the Exchange Act, and they were not required to file reports under Section 16(a) of the Exchange Act for the year ended December 31, 2014. On March 4, 2015, we filed a Form 8-A with the SEC registering our common stock under the Exchange Act, and we will be subject to Section 16(a) of the Exchange Act during the fiscal year ending December 31, 2015.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of December 5, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.archospitalityreit.com/corporate-governance.html. You may also obtain a copy of the Code of Ethics by writing to our secretary at: American Realty Capital Hospitality Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Edward T. Hoganson. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2015 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2016 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than November 29, 2015, not later than 120 days before the date our proxy statement was released to stockholders in connection with this year’s annual meeting. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 29, 2015 and ending at 5:00 p.m., Eastern Time, on December 29, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All nominations must also comply with the Company’s charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Realty Capital Hospitality Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Edward T. Hoganson (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

PO BOX 55909, BOSTON, MA 02205-5909

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at **www.2voteproxy.com/arc**. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at **1-800-830-3542**, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly.

Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

American Realty Capital Hospitality Trust, Inc.

Annual Meeting of Stockholders

June 16, 2015 at 1:00 PM

This proxy is solicited by the Board of Directors

The undersigning hereby appoints Jonathan P. Mehlman and James A. Tanaka, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of American Realty Capital Hospitality Trust, Inc. (the "Company") to be held at The Core Club, located at 66 E. 55th Street, New York, NY 10022, at 1:00 p.m. (local time) on Tuesday, June 16, 2015 and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSALS. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Stock Owner signature ____________________ Date ________

Co-Owner signature ____________________ Date ________

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YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report is/are available at:
www.2voteproxy.com/arc

Please mark box(es) as shown in this example. ☒

The Board of Directors recommends you vote FOR the following:

	FOR	AGAINST	ABSTAIN
1. Election of Directors			
1a. William M. Kahane	☐	☐	☐
1b. Stanley R. Perla	☐	☐	☐
1c. Abby M. Wenzel	☐	☐	☐
1d. Robert H. Burns	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2015	☐	☐	☐

NOTE: Other business may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

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